UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2009

Otelco Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32362	52-2126395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Third Avenue East, Oneonta, AL 35121
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (205) 625-3574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Michael Weaver Employment Agreement

On March 11, 2009, Otelco Inc. (the “Company”) entered into an amended and restated employment agreement, effective as of January 1, 2009, with Michael Weaver (the “Weaver Agreement”), which will remain in effect until terminated by the Company or Mr. Weaver for any reason or by death or disability.  Pursuant to the Weaver Agreement, Mr. Weaver will continue to serve as Chief Executive Officer and President of the Company and certain of its subsidiaries.  Mr. Weaver will receive an annual base salary of $300,000, an annual bonus, the use of a Company automobile and medical and other benefits.  Mr. Weaver’s annual base salary will be subject to an annual increase in an amount equal to the increase in the cost of living, if any, between the date of the immediately preceding increase and the date of such adjustment.

If Mr. Weaver’s employment is terminated without cause or due to death or disability, he will be entitled to receive severance benefits consisting of a lump sum payment equal to two times his annual base salary and the pro rata portion of the annual bonus he would have received had he been employed by the Company through the end of the full fiscal year in which the termination occurred.  In addition, if Mr. Weaver’s employment is terminated without cause or due to death or disability, he and his family will be entitled to continue to participate in the Company’s welfare and benefit plans for two years following the date of his termination.

The Weaver Agreement also provides that Mr. Weaver will be restricted from engaging in competitive activities for one year after the termination of his employment.

The foregoing description of the Weaver Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Weaver Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Curtis L. Garner, Jr. Employment Agreement

On March 11, 2009, the Company entered into an amended and restated employment agreement, effective as of January 1, 2009, with Curtis L. Garner, Jr. (the “Garner Agreement”), which will remain in effect until terminated by the Company or Mr. Garner for any reason or by death or disability.  Pursuant to the Garner Agreement, Mr. Garner will continue to serve as the Chief Financial Officer of the Company and certain of its subsidiaries.  Mr. Garner will receive an annual base salary of $185,000, an annual bonus, use of a Company automobile and medical and other benefits.  Mr. Garner’s annual base salary will be subject to an annual increase in an amount equal to at least the increase in the cost of living, if any, between the date of the immediately preceding increase and the date of such adjustment.

If Mr. Garner’s employment is terminated without cause or due to death or disability, he will be entitled to receive severance benefits consisting of a lump sum payment equal to his annual base salary and the pro rata portion of the annual bonus he would have received had he been employed by the Company through the end of the full fiscal year in which the termination occurred.

The Garner Agreement also provides that Mr. Garner will be restricted from engaging in competitive activities for six months after the termination of his employment.

The foregoing description of the Garner Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Garner Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to Item 1.01 of this report, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of March 11, 2009, among Otelco Inc. and Michael Weaver

10.2	Amended and Restated Employment Agreement, dated as of March 11, 2009, among Otelco Inc. and Curtis L. Garner, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTELCO INC.
(Registrant)
Date: March 11, 2009
	By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer